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                                                                    EXHIBIT 23.1

  When the transaction referred to in Note 12 of Notes to Financial Statements has been consummated, we will be in a position to issue the following consent.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in this Prospectus.

KPMG LLP
Dallas, Texas

October 15, 1999